SCHEDULE 14a
                        (Rule 14a-101)
           INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
           Securities Exchange Act of 1934 (Amendment No.      )




[X]   Filed by the registrant

[X]   Definitive proxy statement






                         MAUI LAND & PINEAPPLE COMPANY, INC.

                 (Name of Registrant as Specified in its Charter)


                            SAME AS REGISTRANT

               (Name of Person(s) Filing Proxy Statement)











Payment of filing fee

[X]   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)





March 29, 1996





To Our Stockholders:

      At our annual meeting on May 3, 1996, we plan to consider only two matters: The election of two directors for a three-year term and the approval of an auditor.

      We know of no other matters likely to be brought up at the meeting. Your participation is important to the orderly conduct of the Company's business. We urge you to sign and mail your proxy now. If you later decide to attend the meeting you can then vote in person, if you wish.

For the Board of Directors,

/S/ MARY C. SANFORD

Mary C. Sanford
Chairman


                  MAUI LAND & PINEAPPLE COMPANY, INC.
                   120 Kane Street, P. O. Box 187
                  Kahului, Maui, Hawaii 96732-0187

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           MAY 3, 1996





TO THE STOCKHOLDERS OF MAUI LAND & PINEAPPLE COMPANY, INC.:

      The Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") will be held on Friday, May 3, 1996 at 9:00 a.m. in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, for the following purposes:

1. To elect two Class Three Directors to serve for a three-year term or until their successors are elected and qualified;

2. To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for fiscal year 1996 and thereafter until its successor is duly elected; and

3. To transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

      The close of business on February 27, 1996 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

      IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. IF YOU ARE UNABLE TO ATTEND IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

      Stockholders are cordially invited to attend the meeting in person.

      Your attention is directed to the Proxy Statement enclosed.

BY ORDER OF THE BOARD OF DIRECTORS,

/S/ ADELE H. SUMIDA

ADELE H. SUMIDA
Secretary

Dated:  March 29, 1996


                     MAUI LAND & PINEAPPLE COMPANY, INC.
                      120 Kane Street, P. O. Box 187
                      Kahului, Maui, Hawaii 96732-0187
                             March 29, 1996

                            PROXY STATEMENT



      This proxy is solicited on behalf of the Board of Directors of Maui Land & Pineapple Company, Inc. (the "Company").

      The person giving the proxy may revoke it at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Shares of the Company's common stock represented by properly executed proxies received by the Company at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If a proxy is signed and no directions are given, shares represented thereby will be voted in favor of electing the Board's nominees for director and in favor of the proposal to elect the Company's auditor. The proxy confers discretionary authority on the persons named therein as to all other matters that may come before the meeting.


                  VOTING SECURITIES AND RIGHT TO VOTE

      Holders of record of shares of Common Stock of the Company at the close of business on February 27, 1996 will be entitled to vote at the Annual Meeting of Stockholders to be held on May 3, 1996 and at any and all postponements or adjournments thereof.

      The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote. Shareholders do not have cumulative voting. The number of outstanding shares at the close of business on February 27, 1996 was 1,797,125.

      If a majority of the Company's outstanding shares are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business. Election of directors and the auditor will require an affirmative vote of a majority of shares present. Abstentions, but not broker non-votes, will be treated as present at the meeting for these purposes. In connection with the election of directors, a vote to withhold authority will have the effect of a negative vote.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

      The following table sets forth information as of February 20, 1996 with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, other than those listed under "Security Ownership of Management."

                                                Number            Percent
      Name and Address                          of Shares         of Class

The J. Walter Cameron Family Group              719,153(1)(4)     40.0%
P. O. Box 187
Kahului, Hawaii 96732

Maui Publishing Company, Ltd.                   105,939(4)         5.9%
P. O. Box 550
Wailuku, Hawaii 96793

Ethel S. Baldwin Trust                          180,087(1)        10.0%
P. O. Box 187
Kahului, Hawaii 96732

Cameron Family Partnership                       99,776(1)         5.6%
P. O. Box 187
Kahului, Hawaii 96732

Harry Weinberg Family Foundation, Inc.          667,445(2)        37.1%
101 West Mount Royal Avenue
Baltimore, Maryland 21201

Maui Land & Pineapple Company, Inc.
  Employee Stock Ownership Trust                144,124(3)         8.0%
c/o Hawaiian Trust Co., Ltd., Trustee
P. O. Box 3170
Honolulu, Hawaii 96802

(1) The J. Walter Cameron Family holdings include 60,297 shares owned by Mary C. Sanford; 43,051 shares owned by Claire C. Sanford; 43,050 shares owned by Jared B. H. Sanford; 36,169 shares owned by Richard H. Cameron, his spouse and minor children (includes 1,358 shares allocated as of December 31, 1994 to his account in the Maui Land & Pineapple Company, Inc. Employee Stock Ownership Plan ["ESOP"]); 35,789 shares owned by Douglas B. Cameron; 4,496 shares owned by Joseph W. Hartley, Jr.; 39,029 shares owned by the Allan
      G. Sanford Trust, of which Mary C. Sanford is the trustee; 51,110 shares owned by the Colin C. Cameron Trust, of which Richard H. Cameron, Margaret A. C. Alvidrez, Douglas B. Cameron, Frances E.
      C. Ort and Hawaiian Trust Company, Ltd. are co-trustees; 99,776 shares owned by the Cameron Family Partnership, whose general partners are Mary C. Sanford, Richard H. Cameron, Claire C. Sanford and Frances E. C. Ort; 180,087 shares owned by the Ethel
      S. Baldwin Trust, of which Frances B. Cameron and Hawaiian Trust Company, Ltd. are co-trustees; 20,360 shares owned by the J. Walter Cameron Trust, of which Mary C. Sanford, Richard H. Cameron, Margaret A. C. Alvidrez, Claire C. Sanford and Hawaiian Trust Company, Ltd. are co-trustees; 105,939 shares owned by Maui Publishing Company, Ltd., of which Richard H. Cameron is an officer and director, Frances B. Cameron is a director and Mary C. Sanford is an officer, director and shareholder (see Note (4) below). Voting and investment decisions with respect to shares held by the foregoing trusts with three or more trustees and shares held by the Cameron Family Partnership generally require approval of a majority of the trustees or general partners. However, all of the partnership's general partners must approve dispositions of the Company's shares. Mrs. Alvidrez has disclaimed sole or shared voting or dispositive power with respect to shares held by the trusts of which she is one of the trustees. Mrs. Ort has disclaimed sole or shared voting power and sole dispositive power with respect to the shares held by the partnership of which she is a general partner. During 1995, Mrs. Alvidrez and Mrs. Ort each filed Schedule 13G amendments with the Securities and Exchange Commission, which stated that they have ceased to be members of the J. Walter Cameron Family Group.
      Except as indicated above, share ownership figures for the J. Walter Cameron Family Group exclude shares owned by the Company's ESOP (see Note (3) below).

(2) The Harry Weinberg Family Foundation, Inc., a charitable foundation, owns 667,445 shares. The directors are Darrell D. Friedman, Zanvyl Krieger, Alfred Coplan, Richard Pearlstone, Suzanne F. Cohen, Samuel K. Himmelrich Sr., Nathan Weinberg, David Weinberg, Bernard Siegel, Toba Grant and Mortimer Caplin. The Company's records currently show that 300 Corporation (a corporation formerly owned by Harry Weinberg) owns 50,672 shares; and Irene Weinberg owns 150 shares. The Company has been advised by the Harry Weinberg Family Foundation, Inc. that it does not control, is not controlled by and does not act in concert with that entity or individual.

(3)   Gary L. Gifford, President of the Company, Paul J. Meyer, Douglas
      R. Schenk and Donald A. Young, Executive Vice Presidents of the Company, and Julie L. Salady, Vice President of the Company, are members of the Administrative Committee of the Company's ESOP which was adopted by the Company on December 27, 1978. The ESOP requires the Trustee to inquire of each plan participant, on a confidential basis, how to vote the shares allocated to the plan participant's individual account and to vote the allocated shares and a corresponding portion of the unallocated shares accordingly. The trustee is required to vote shares allocated to participants' accounts for which no instructions are received and to vote any shares not then allocated to participants' accounts in the same proportions as the aggregate shares allocated to participants' accounts are voted pursuant to participants' instructions.

(4) Maui Publishing Company, Ltd. owns 105,939 shares. Richard H. Cameron is an officer and director, Frances B. Cameron is a director and Mary C. Sanford is an officer, director and shareholder of Maui Publishing Company, Ltd. The shares are included in the holdings of the J. Walter Cameron Family Group (see Note (1) above).


Security Ownership of Management

      The following table sets forth information as of February 20, 1996 with respect to the Company's voting Common Stock beneficially owned by all directors, nominees and executive officers of the Company as a group (see "Election of Directors" below).

                                                  Number
                                                of Shares
                                                Beneficially      Percent
                                                  Owned           of Class

Mary C. Sanford                                 325,401(1)        18.1%
Richard H. Cameron                              313,354(2)        17.4%
Frances B. Cameron,
      non-voting Director Emeritus              286,026(3)        15.9%
Joseph W. Hartley, Jr.                            4,496(4)         0.3%
Gary L. Gifford                                   1,227(4)         0.07%
Paul J. Meyer                                     2,042(4)         0.1%
Douglas R. Schenk                                 1,833(4)         0.1%
Donald A. Young                                   2,479(4)         0.1%
Scott A. Crockford                                  230            0.01%
Julie L. Salady                                     191            0.01%
Warren A. Suzuki                                    406            0.02%
Peter D. Baldwin                                    100            0.01%
Randolph G. Moore                                   500            0.03%
Fred E. Trotter III                                  --              --
Andrew T. F. Ing, non-voting Director Emeritus      200            0.01%
All directors, nominees
      and executive officers as a group (15)    728,361(5)        40.5%


(1) Mary C. Sanford, the daughter of Frances B. Cameron and the aunt of Richard H. Cameron, owns of record 60,297 shares and beneficially 265,104 shares (see Note (1) regarding the J. Walter Cameron Family Group in the preceding table). She is a Class Three Director (see "Election of Directors" below).

(2) Richard H. Cameron, the grandson of Frances B. Cameron and the nephew of Mary C. Sanford, owns of record 33,011 shares and beneficially 280,343 shares (see Note (1) regarding the J. Walter Cameron Family Group in the preceding table). Included are 1,358 shares allocated to him as a participant in the Company's ESOP (see Note (3) regarding the Company's ESOP in the preceding table). He is a Class Three Director (see "Election of Directors" below).

(3) Frances B. Cameron, the mother of Mary C. Sanford and the grandmother of Richard H. Cameron, owns beneficially 286,026 shares (see Note (1) regarding the J. Walter Cameron Family Group in the preceding table).

(4) These totals include shares allocated to these executive officers as participants in the Company's ESOP: Gifford--1,222; Meyer--2,042; Schenk--1,333; Young--2,479; Crockford--230; Salady--191; Suzuki--406.
      (See Note (3) regarding the Company's ESOP in the preceding table.)

(5)   Includes 719,153 shares beneficially owned by the J. Walter
      Cameron Family Group, but does not include 144,124 shares owned by the Company's ESOP (see Note (3) regarding the Company's ESOP in the preceding table).


Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish the Company with copies of such reports. Based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon certain written representations, the Company did not identify any such required report that was not timely filed, except that Douglas B. Cameron purchased 50 shares in April 1995, which were not reported on Form 4 until January 1996.


                          ELECTION OF DIRECTORS

      The By-Laws provide for three classes of directors consisting of two members in each class with each class holding office for three years. The first class consists of the two directors elected at the 1994 annual meeting whose term of office expires in 1997 ("Class One Directors"). The second class consists of the two directors elected at the 1995 annual meeting whose term of office expires in 1998 ("Class Two Directors"). The third class consists of the two directors elected at the 1993 annual meeting whose term of office expires in 1996 ("Class Three Directors").

      The Board recommends the election of the nominees listed below as Class Three Directors to hold office for three years, until 1999, or until their successors are elected and qualified. If at the time of the 1996 annual meeting of stockholders any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes. The Board has no reason to believe that any substitute nominee or nominees will be required.

      The Board's proxy holders will, if so authorized, vote their proxies for the nominees for Class Three Directors.

      Hawaii law requires that at least one of the directors of the Company be a resident of the State of Hawaii. All of the Board's nominees for Class Three Directors and all Class One and one of the Class Two Directors are Hawaii residents. Under the Company's By-Laws, no person is eligible to be elected as a director who has attained his or her 70th birthday at the time of election, but the directors may create exceptions to this requirement by resolution, including "Director Emeritus."

      In 1977 Mrs. J. Walter Cameron was elected a Director Emeritus of the Company for life in grateful recognition of her many contributions to the Company. In 1993 Andrew T. F. Ing was elected a Director Emeritus of the Company in recognition of his long and dedicated service. As Directors Emeritus, they are eligible to attend all meetings of the Board of Directors and to have their fees and expenses paid, but they are not eligible to vote and are not counted as part of the quorum at any meeting.

      The following table indicates the principal occupation or employment of each director and nominee, his or her positions with the Company and other information, and the year first elected as a director.

                        Positions and Offices with the            Year First
                        Company and Principal Occupation During   Elected
Name                    Last Five Years and Other Information     Director

Class One Directors--Elected in 1994 for a three-year term:

Randolph G. Moore       Executive Vice President:  H.K.L. Castle          1994
(age 57)                Foundation; Chief Executive Officer:
                        Kaneohe Ranch; Director:  Grove Farm
                        Company, Inc., Maui Land & Pineapple Co.,
                        Inc., Maui Pineapple Co., Ltd., Kapalua
                        Land Co., Ltd.

Fred E. Trotter III     President:  F. E. Trotter, Inc.;                  1992
(age 65)                Trustee:  The Estate of James Campbell
                        (1970-1991); Director:  Bancorp Hawaii,
                        Bank of Hawaii, Bancorp Leasing, Inc.,
                        Longs Drugs, Maui Land & Pineapple Co.,
                        Inc., Maui Pineapple Co., Ltd., Kapalua
                        Land Co., Ltd.

Class Two Directors--Elected in 1995 for a three-year term:

Peter D. Baldwin        President:  Baldwin Pacific Corporation,       1972(1)
(age 58)                Baldwin Pacific Properties, Inc., Orchards
                        Hawaii, Inc., Haleakala Ranch Co.,
                        Haleakala Properties, Inc.; General
                        Partner:  Baldwin Pacific Farms; Director:
                        Maui Land & Pineapple Co., Inc., Maui
                        Pineapple Co., Ltd., Kapalua Land Co.,
                        Ltd., Bancorp Hawaii, Inc., Bank of
                        Hawaii, Bishop Insurance Agency of Hawaii,
                        Inc., Haleakala Ranch Co.

Joseph W. Hartley, Jr.  Retired President & Chief Executive Officer:      1995
(age 62)                Maui Land & Pineapple Company, Inc. (1992-1995);
                        President:  Maui Pineapple Company, Ltd.
                        (1969-1992); Director:  Maui Land & Pineapple
                        Company, Inc., Maui Pineapple Company, Ltd.,
                        Kapalua Land Company, Ltd.

                        Positions and Offices with the            Year First
                        Company and Principal Occupation During   Elected
Name                    Last Five Years and Other Information     Director

Class Three Directors--Nominees to be elected in 1996 for a three-year term:

Mary C. Sanford         Chairman:  Maui Publishing Co., Ltd.,          1972(1)
(age 65)                Maui Land & Pineapple Co., Inc.;
                        Director:  Haleakala Ranch Co.,
                        Maui Land & Pineapple Co., Inc.,
                        Kapalua Land Co., Ltd.,
                        Maui Pineapple Co., Ltd.
                        Maui Publishing Co., Ltd.

Richard H. Cameron      Publisher:  Maui Publishing Co., Ltd.;            1984
(age 41)                Vice Chairman:  Maui Land & Pineapple Co.,
                        Inc.; Vice President/Property Management:
                        Maui Land & Pineapple Co., Inc. (1990-1995);
                        Director:  Maui Land & Pineapple Co., Inc.,
                        Maui Pineapple Co., Ltd., Kapalua Land Co., Ltd.
                        Maui Publishing Co., Ltd., Haleakala Ranch Co.

(1) Year first elected as director. Mrs. Sanford did not serve as a director from 1979 to 1981. Mr. Baldwin did not serve as a director from 1979 to 1980.


Certain Transactions

See "Compensation Committee Interlocks and Insider Participation."


Directors' Meetings and Committees

      The Board of Directors held four meetings in 1995. It has two standing committees, the Audit Committee and the Compensation Committee. Each committee held one meeting in 1995. The Board has no Nominating Committee.

      The Audit Committee serves as an independent check on the reliability of the Company's financial controls and its financial reporting and reviews the work of the independent auditors. The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of senior management and directors. The members of both committees are Peter D. Baldwin, Richard H. Cameron, Joseph W. Hartley, Jr., Andrew T. F. Ing, Randolph G. Moore (Chairman, Audit Committee), Mary C. Sanford and Fred E. Trotter III (Chairman, Compensation Committee).

      Directors, including Directors Emeritus, receive an attendance fee of $500 for each Board meeting attended. Since November 1, 1993, no attendance fees have been paid to directors who are employees of the Company or its subsidiaries. Directors, including Directors Emeritus, also receive an annual fee of $10,000. The Chairman of the Board receives an annual fee of $20,000. Directors who are employees of the Company or its subsidiaries are not eligible to receive an annual fee. Members of the Audit and Compensation Committees receive an attendance fee of $500 for each committee meeting attended.

                        EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

      The following table summarizes the cash and non-cash compensation paid by the Company for services rendered during each of the last three years by the Company's Chief Executive Officer and four other most highly compensated executive officers.

Summary Compensation Table

                                          Annual Compensation

                                                                All
    Name and                                                   Other
Principal Position                  Year        Salary      Compensation
                                                               (5)

Joseph W. Hartley, Jr. (1)          1995        $ 70,875    $ 14,672
President & Chief Executive         1994         283,500      64,632
      Officer                       1993         309,750     100,120

Gary L. Gifford (2)                 1995         289,467      37,645
President & Chief Executive         1994         188,194      37,537
      Officer                       1993         199,276      62,696

Paul J. Meyer                       1995         200,272      31,181
Executive Vice                      1994         175,860      31,304
  President/Finance                 1993         190,730      54,568

Douglas R. Schenk                   1995         178,980      10,635
Executive Vice                      1994         145,800      10,630
  President/Pineapple               1993         136,300      28,112

Donald A. Young (3)                 1995         167,250      35,593
Executive Vice
  President/Resort

Warren A. Suzuki (4)                1995         101,965      11,552
Vice President/
  Land Management


(1) Information for 1995 includes Mr. Hartley's earnings through March 31, 1995, the effective date of his retirement.
(2) Mr. Gifford was appointed President and CEO of ML&P as of April 1, 1995. This information includes compensation earned by Mr. Gifford as Executive Vice President/Resort of the Company.
(3) Mr. Young became an executive officer in April of 1995. This information includes compensation earned by Mr. Young in 1995 as an officer of the Company's subsidiary.
(4) Mr. Suzuki became an executive officer of the Company in October of 1995. This information includes compensation earned by Mr. Suzuki in 1995 as an officer of the Company's subsidiary.
(5) Represents imputed income related to excess group life coverage and the Executive Supplemental Insurance Plan ("ESIP"). It also includes the value of shares allocated to the executive (participant) in the Employee Stock Ownership Plan ("ESOP") and the annual increase in value of ESIP benefits payable after retirement. Directors' meeting attendance fees are included for 1993.



Details of "All Other Compensation" for 1995 are as follows:


                  Life
                Insurance       ESOP      ESIP         Total

                                (a)
Hartley           $2,833      $  211      $11,628     $14,672
Gifford            1,738         860       35,047      37,645
Meyer              1,175         595       29,411      31,181
Schenk               414         532        9,689      10,635
Young                693         497       34,403      35,593
Suzuki               332         303       10,917      11,552

      (a) Allocation to an ESOP participant's account is related to compensation levels. The values shown are the estimated shares to be allocated to the designated individual's account as of December 31, 1995 valued at $47 per share.


Executive Supplemental Insurance Plan

      The Board adopted an Executive Supplemental Insurance Plan ("ESIP") in 1979 which covers certain management personnel approved by the Board. Currently 15 individuals are covered. The Plan provides for benefits which supplement the Group Life Insurance Program and the Company's Retirement Plan. The program is designed to make the Company more competitive in its efforts to attract, motivate and retain quality executive talent.

      The Company purchased individual life insurance policies on the participants. Premium payments are in large part offset by borrowing against the cash values of the policies. The Plan is unfunded and is designed such that if the assumptions made as to mortality experience, policy dividends and other factors are realized, the Company's share of the policy proceeds will cover all its payments.

      In 1991 the Plan was amended to include a provision such that benefits under this plan begin to vest after five years of participation in the program. The benefit is 100% vested when the participant reaches age 62.
Upon retirement, the participant may elect to continue the life insurance benefit or to begin receiving the benefit in the form of monthly payments payable for ten years. If the participant's employment is terminated prior to retirement, any vested benefit is payable in the form of monthly installments commencing at age 62.

      This Plan is an endorsement program in which the Company endorses part of the insurance benefit to the beneficiary of the participant. "Life Insurance" in the "All Other Compensation" table includes the insurance value of the benefit for each named executive officer in accordance with Internal Revenue Service Table PS-58.


Pension Plan

      The Company has a non-contributory, defined benefit pension plan that covers all regular non-bargaining unit employees, including the executive officers. Participation begins after completion of one year of continuous service. Retirement benefits are computed based on each participant's years of service, year of birth, earnings and retirement date and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65, with provisions for retirement as early as 55 and after age 65. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service.

      The Company has a Supplemental Executive Retirement Program (SERP) covering highly paid employees. The provisions are the same as the defined benefit pension plan that covers all regular non-bargaining unit employees, except that benefits are determined as follows: When the benefits of an employee under the pension plan are reduced because of (1) the maximum annual benefit limitation ($120,000 in 1995) or (2) the maximum compensation limitation ($150,000 in 1995), the SERP will provide a benefit to make up the difference.

      The following tables show the estimated benefits in the single life annuity form at normal retirement age to persons in specified remuneration and years-of-service classifications.


ESTIMATED CREDITED YEARS OF SERVICE AND COVERED COMPENSATION on 12/31/95

                                                Covered
         Individual                 Years       Compensation

      Joseph W. Hartley, Jr.        36.4        $ 70,875
      Gary L. Gifford                7.3         289,467
      Paul J. Meyer                 10.8         200,272
      Douglas R. Schenk             18.3         178,980
      Donald A. Young               16.5         167,250
      Warren A. Suzuki               6.1         101,965

ESTIMATED ANNUAL BENEFIT FROM QUALIFIED DEFINED BENEFIT PLAN
AND SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM


Final
5-Year                           Years of Service at Age 65
Average
Annual
Salary               15          20          25          30          35

$375,000          $82,198     $109,597    $136,996    $164,395    $182,643
 350,000           76,573      102,097     127,621     153,145     170,145
 325,000           70,948       94,597     118,246     141,895     157,646
 300,000           65,323       87,097     108,871     130,645     145,147
 275,000           59,698       79,597      99,496     119,395     132,648
 250,000           54,073       72,097      90,121     108,145     120,150
 225,000           48,448       64,597      80,746      96,895     107,651
 200,000           42,823       57,097      71,371      85,645      95,152
 175,000           37,198       49,597      61,996      74,395      82,653
 150,000           31,573       42,097      52,621      63,145      70,155
 125,000           25,948       34,597      43,246      51,895      57,656
 100,000           20,323       27,097      33,871      40,645      45,157
  75,000           14,698       19,597      24,496      29,395      32,658


Report of Compensation Committee on Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of directors who are not members of the Company's management. The Board of Directors has charged the Committee with the responsibility of administering the Company's executive compensation program. The Committee principally administers executive compensation as part of the Company's overall salary system which covers all non-bargaining unit employees. The philosophy of this salary system is to reward good judgment and to be internally fair and externally competitive. The Committee's philosophy with regard to executive compensation is to provide a competitive pay system to attract, retain and motivate executives. The Committee is assisted from time to time by an independent management consultant which advises the Committee on compensation matters.

      Executive compensation is primarily comprised of base salary. Salary midpoints have been provided by an independent management consultant with reevaluations as conditions warrant. Midpoint information is derived from a group of U.S. industrial organizations that are similar in size, scope and complexity to the Company. This group is different from the S&P Food group referred to in the Shareholder Return Performance Graph on page ==. The CEO recommends salary adjustments to the Committee for executives who report to him based on his qualitative judgment as to overall job performance, salary midpoints, where the executive's compensation stands relative to the midpoint and the Company's overall budget for salaries. The Company's salary system seeks to establish salaries that are within 80% to 120% of the midpoint guidelines, based on experience, knowledge of the position and performance level. The Committee approves a salary adjustment for the CEO based on its qualitative judgment as to his job performance and within the same midpoint guidelines which are used throughout the Company.

      In November of 1993, upon the recommendation of then CEO Joseph W. Hartley, Jr., a 10% salary decrease for himself and the next three highest paid executive officers became effective. The next 14 highest paid employees of the Company took a 5% salary decrease and all other non-bargaining unit salaries were frozen. The salary decreases were part of a company-wide effort to reduce the operating and administrative costs of the Company. In March of 1994 the Committee affirmed the salary reduction package which had been implemented in November of 1993. In December of 1994 and March of 1995 salaries were reinstated to their pre-November 1993 levels.

      Effective April 1, 1995, Gary L. Gifford was appointed to the position of President and Chief Executive Officer and Donald A. Young was appointed to the position of Executive Vice President/Resort. In May 1995, Scott A. Crockford and Julie L. Salady were appointed Vice Presidents of the Company. Warren A. Suzuki was appointed Vice President/Land Management in October 1995, replacing Richard H. Cameron who left the Company to accept a position with another firm.

      During 1995 the salary midpoints for all executive officers of the Company were reevaluated by an independent management consultant. The salary midpoints provided were not adjusted to reflect the fact that the companies from which the salary data were derived generally provide compensation arrangements with significant bonus opportunities that are not presently available to the Company's executive officers. The evaluation confirmed that the Company was not meeting its objective of providing a competitive pay system.

      Based on these salary midpoints, the Committee's qualitative judgement as to each executive's job performance and the Committee's judgement that there had been sufficient improvement in the Company's financial condition to begin addressing the competitive concern of key officers' salaries falling below market, salary increases for executive officers were approved. For all executives, except Mr. Meyer, the salary increase approved continued to be below the midpoint comparables.

      Mr. Gifford's salary was increased to $330,000, effective April 1995, in connection with his assumption of the responsibilities as the Company's CEO. The salary increase for Mr. Gifford was recommended to the Committee by Joseph
W. Hartley, Jr. before his retirement in March 1995. As with the other executive officers, the salary recommendation for Mr. Gifford was not based upon any specific corporate performance. Mr. Gifford's salary was approved by the Committee based on the midpoint salary information provided and the Committee's qualitative judgement as to the importance of his position and his responsibility as the Company's CEO.

      Other aspects of executive compensation are described on pages == to ==. In 1995 there were no new items added to or changes made to such other compensation.

Compensation Committee:

      Fred E. Trotter (Chairman)          Andrew T. F. Ing
      Peter D. Baldwin                    Randolph G. Moore
      Richard H. Cameron (as of 3/1/96)   Mary C. Sanford
      Joseph W. Hartley, Jr.

Shareholder Return Performance Graph

      Set forth below is a line graph comparing the cumulative total shareholder return on Maui Land & Pineapple Company, Inc. common stock against the cumulative total return of the S&P 500 Index and the S&P 500 Food Group.


            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

GRAPH - SEE APPENDIX


      * $100 invested on December 31, 1990 in common stock of Maui Land & Pineapple Company, Inc., S&P 500 Index and S&P Food Group.


Compensation Committee Interlocks and Insider Participation

      Joseph W. Hartley, Jr. was President and Chief Executive Officer of the Company from June 1992 until his retirement on March 31, 1995. In May 1995 he was elected to the Company's Board of Directors and was appointed to the Compensation Committee. Committee member Mary C. Sanford is the aunt of Richard H. Cameron. Mr. Cameron was an executive officer of the Company until his resignation, which was effective on October 15, 1995. On March 1, 1996, Mr. Cameron was appointed to the Compensation Committee.

      No other member of the Compensation Committee (which includes all members of the Board) was at any time during the last complete fiscal year an officer or employee of the Company or any of its subsidiaries.

      The Company currently leases approximately 1,600 acres of grazing land to Haleakala Ranch Company at an annual rent of $14,626. The lease is due to expire on March 31, 1998. Richard H. Cameron is Vice President of Haleakala Ranch Company; he and Mary C. Sanford are directors. Committee member Peter
D. Baldwin is President, a major stockholder and a director of Haleakala Ranch Company.

      In 1994 Haleakala Dairy executed a promissory note to the Company for $95,129 for its prorata share of a shared reservoir and water system. Baldwin Pacific Corporation is the managing general partner of Haleakala Dairy. Peter
D. Baldwin is President of Baldwin Pacific Corporation.


                          ELECTION OF AUDITOR

      The firm of Deloitte & Touche LLP, independent certified public accountants, has been the auditor of the Company for many years. The Board of Directors recommends the election of Deloitte & Touche LLP as the auditor of the Company for fiscal year 1996 and thereafter until its successor is duly elected.

      A representative of Deloitte & Touche LLP will be present at the annual meeting of shareholders, will be given an opportunity to make a statement and will be available to respond to questions raised orally at the meeting or submitted in writing by shareholders.


                                 OTHER MATTERS

      The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters and discretionary authority to do so is included in the proxy.


                            SOLICITATION OF PROXIES

      The entire cost of soliciting proxies will be borne by the Company. The Company may make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the common stock of the Company and to request authority for the execution of proxies. In such cases, the Company may reimburse such brokerage houses, banks, custodians, nominees and fiduciaries for their expenses in connection therewith. Proxies may be solicited in person or by telephone, telegram or mail by certain directors and officers of the Company without additional compensation for such services, or by its Transfer Agent, and the cost will be borne by the Company.


                   FINAL DATE FOR PROPOSALS OF STOCKHOLDERS

      Proposals of stockholders intended to be presented at the Company's 1997 annual meeting must be received by the Company at its principal executive office no later than December 4, 1996.


                              PROXY INSTRUCTIONS

      A form of proxy for the Annual Meeting is enclosed. You are requested to sign and return your proxy promptly to make certain your shares will be voted at the meeting. As previously stated, you may revoke your proxy at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. If you attend the meeting, you may vote your shares in person if you so decide. For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States.


BY ORDER OF THE BOARD OF DIRECTORS

/S/ ADELE H. SUMIDA

ADELE H. SUMIDA
Secretary

Kahului, Maui, Hawaii
March 29, 1996

3/20/96

APPENDIX


The graphic image on page == of this document has the following graph points:

                                                            S&P
                        ML&P              S&P               FOOD
                        ====              ===               ====


1990                    100               100               100
1991                     98               130                98
1992                     93               140                87
1993                     82               154                86
1994                     39               156                91
1995                     37               215               116

                              PROXY

            MAUI LAND & PINEAPPLE COMPANY, INC.
              120 KANE STREET, P. O. BOX 187
              KAHULUI, MAUI, HAWAII 96732-0187


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING
--MAY 3, 1996


      The undersigned hereby makes, constitutes and appoints GARY L. GIFFORD, PAUL J. MEYER and ADELE H. SUMIDA or any one of them as attorneys and proxies of the undersigned, with full power of substitution for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held at 9:00 a.m. on Friday, May 3, 1996, in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1. To elect the nominees listed below as Class Three Directors to serve for a three-year term or until their successors have been elected and qualified: MARY C. SANFORD and RICHARD H. CAMERON.

                  FOR               WITHHOLD AUTHORITY FOR ALL

            Withhold authority to vote for (to withhold authority for only one individual, write the candidate's name in the space provided):





2. To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for the fiscal year 1996 and thereafter until its successor is duly elected.

                  FOR               AGAINST           ABSTAIN

      THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.



Date:                                   , 1996

Please sign EXACTLY as name(s) appears at left:







If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title. PLEASE DATE, SIGN AND RETURN PROMPTLY.





VOTING INSTRUCTIONS ARE ON THE REVERSE SIDE.